Exhibit 10.25
THIRD AMENDMENT

EThis Third Amendment (this “Amendment”) is made and entered into as of November 26, 2021 by and among Charge Enterprises, Inc., a Delaware corporation (which was formerly known as GoIP Global, Inc., a Colorado corporation) (the “Company”) and the purchasers signatory to the Purchase Agreement (as defined below) (each a, “Purchaser” and collectively, the “Purchasers”).

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 8, 2020 (as amended and in effect from time to time, including any replacement agreement therefor, the “Purchase Agreement”), among the Company and the Purchasers, the Purchasers have extended credit to the Company as evidenced by certain Original Issue Discount Senior Secured Convertible Promissory Notes in the aggregate principal amount of $3,000,000.00 issued by the Company to the Purchasers, as amended on December 8, 2020 (together with any notes issued in exchange therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Notes”);

WHEREAS, in connection with the issuance of the Notes, the Purchasers were issued two-year warrants to purchase an aggregate of 7,600,000 shares of the Company’s common stock (together with any warrants issued in exchange therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Warrants”);

WHEREAS, on December 8, 2020, the Company and the Purchaser entered into an amendment to the Notes pursuant to which the obligations under the Notes were extended such that the Notes were now due and payable on May 8, 2022 (the “Maturity Date”);

WHEREAS, the Company and the Purchasers desire to amend the (i) Note to extend the Maturity Date of the Notes for an additional one (1) year period such that the Notes will become due and payable on May 8, 2023 and (ii) Warrant to extend the termination date of the Warrants for an additional one (1) year period such that the Warrants will be exercisable until on or prior to the close of business at 5:00 p.m. (New York City time) on May 8, 2023 (the “Termination Date”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement, the Notes and the Warrants. This Amendment shall constitute a Transaction Document for all purposes of the Purchase Agreement, the Notes, the Warrants and the other Transaction Documents.

2. Extension of Maturity Date of the Notes. The reference in the introductory paragraph of the Notes to May 8, 2022 as the “Maturity Date” is hereby amended such that the Maturity Date of the Notes shall be May 8, 2023.

3. Extension of Termination Date of the Warrants. The reference in the introductory paragraph of the Warrants to May 8, 2022 as the “Termination Date” is hereby amended such that the Termination Date of the Warrants shall be May 8, 2023.

4. Not a Novation. This Agreement is a modification only and not a novation. This Agreement is to be considered attached to the Notes and Warrants and made a part thereof.

5. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Company and the Purchasers of counterpart signatures to this Amendment duly executed and delivered by the Company and the Purchasers.

6. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Purchasers under the Purchase Agreement, the Notes, the Warrants or the other Transaction Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreement, the Notes, the Warrants or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Purchasers to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreement, the Notes, the Warrants or the other Transaction Documents.

7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CHARGE ENTERPRISES, INC.

By:
Name:
Title:

MT. WHITNEY SECURITIES, LLC ARENA ORIGINATION CO., LLC ARENA SPECIAL OPPORTUNITIES FUND, LP ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP as Purchasers

By:
Name: Lawrence Cutler
Title: Authorized Signatory

Signature Page to Third Amendment